Exhibit 99.1

Ingersoll Rand Announces Formation of Climate Solutions Sector

•	New sector will align Trane Commercial Systems, Hussmann and Thermo King businesses under one sector to offer integrated solutions to customers to improve energy efficiency and sustainability

•	Climate Solutions Sector offers customers an unmatched combination of leading brands, industry knowledge, and breadth of products, services and solutions

•	New sector is part of Ingersoll Rand’s integration efforts and will expand revenue growth opportunities and contribute to achieving the company’s previously announced productivity targets

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Ingersoll Rand creates a new Center for Energy Efficiency and Sustainability that will drive the company’s internal programs and environmental targets and partner with leading technology and education institutions

Swords, Ireland, October 8, 2009 – Ingersoll-Rand plc (NYSE:IR), the world leader in creating and sustaining safe, comfortable and efficient environments, today announced the formation of its Climate Solutions Sector, which includes the industry leading heating, ventilation, air-conditioning and refrigeration (HVAC-R) commercial brands Trane, Hussmann and Thermo King. Didier Teirlinck, formerly president of the Climate Control Technologies Sector, will be president of the new Climate Solutions Sector.

“By aligning the Trane, Hussmann and Thermo King businesses and brands, we will be offering our customers superior HVAC-R and transport refrigeration solutions, especially in the areas of reliability, energy efficiency and sustainability,” said Herbert L. Henkel, chairman and chief executive officer of Ingersoll Rand. “The Climate Solutions Sector will promote rapid innovation to help customers achieve more cost effective and energy efficient systems and solutions to help improve their business performance.”

“Didier Teirlinck is an outstanding global leader with a proven track record of solid results and accomplishments,” said Mike Lamach, president and chief operating officer of Ingersoll Rand.

“Ingersoll Rand’s Climate Solutions Sector has broad capabilities to help customers reduce energy use and carbon emissions while improving sustainability performance on both the economic and environmental levels. By pulling together HVAC-R, the Climate Solutions Sector can have a very large impact on our customers’ businesses by addressing more than 50% of their energy use and improving the quality of their operations. The sector has an accredited energy services company (ESCO), employs more than 500 LEED certified engineers, and offers a wide variety of energy efficient products, services and solutions in HVAC-R and transport refrigeration – many of which are the industry leaders in their categories,” said Lamach.

“The Center for Energy Efficiency and Sustainability has been created to advance Ingersoll Rand’s global position as a leader in developing the ideas, innovation and relationships to create intelligent solutions that address both business and societal challenges around energy and climate change,” said Lamach. “We plan to drive developments in new technologies, research, process development, education and training to ensure that Ingersoll Rand and our customers are doing the right things for the world and for their businesses.

“The formation of the Climate Solutions Sector, and the previously announced formation of our Residential Solutions Sector, are important milestone events in the overall integration of the former Trane business with Ingersoll Rand,” said Lamach. “These organizational changes are consistent with Ingersoll Rand’s strategy to become a more customer-focused enterprise capable of driving higher organic growth rates into the future. At the same time, these changes create a more efficient and integrated operational footprint designed to deliver sustained 5% productivity performance improvement.”

Effective with reporting fourth quarter 2009 results, the company’s four segments will be Climate Solutions which includes Trane Commercial Systems, Hussmann and Thermo King businesses; Residential Solutions which includes residential HVAC and residential security businesses; Security Technologies which includes commercial security businesses; and Industrial Technologies which includes Air and Productivity Solutions and Club Car. More details will be discussed in the regularly scheduled quarterly earnings release on October 23rd.

This news release includes "forward-looking statements," which are any statements that are not historical facts. These forward-looking statements are based on Ingersoll Rand’s current expectations and there can be no assurance that such expectations will prove to be correct. Forward-looking statements are subject to changes in circumstances, risks and uncertainties, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Information about factors that could cause such differences can be found in Ingersoll Rand’s Form 10-K for the year ended December 31, 2008, its Form 10-Q for the quarters ended June 30, 2009 and September 30, 2009 and in its other SEC filings. General U.S. and international economic and political conditions, the outcome of litigation and governmental proceedings, changes in government regulations and tax laws, Ingersoll Rand’s ability to achieve its Trane acquisition synergies target and cost savings in connection with its strategic restructuring and its reorganization from Bermuda to Ireland are examples of factors, among others, that could cause actual results to differ materially from those anticipated in the forward-looking statements. These forward-looking statements are based on Ingersoll Rand’s current expectations and the company assumes no obligation to update these forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements.

Ingersoll Rand is a global diversified industrial firm providing products, services and solutions to enhance the quality and comfort of air in homes and buildings, transport and protect food and perishables, secure homes and commercial properties, and enhance industrial productivity and efficiency. Driven by a 100-year-old tradition of technological innovation, we enable companies and their customers to create progress. For more information, visit www.ingersollrand.com.

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10/08/09

For more information, media may contact: Paul Dickard (732-652-6712), paul_dickard@ingersollrand.com.

For more information, investors and financial analysts may contact: Bruce Fisher (732-652-6789), bruce_fisher@ingersollrand.com or Joe Fimbianti (732-652-6718), joseph_fimbianti@irco.com.